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                                                                    Exhibit 4.20

THIS AMENDING AGREEMENT is made as of the 26th day of June, 2006

BETWEEN:

            MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the "CORPORATION")

                                      -and-

            EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors (collectively "EDGESTONE")

                                      -and-

            ZARLINK SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada ("ZARLINK")

                                      -and-

            POWER TECHNOLOGY INVESTMENT CORPORATION, a corporation incorporated under the laws of Canada ("PTIC")

                                      -and-

            WESLEY CLOVER CORPORATION, a corporation incorporated under the laws of Newfoundland ("WCC")

                                      -and-

            TERENCE H. MATTHEWS, an individual residing in the City of Ottawa, Province of Ontario ("MATTHEWS")

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                                      -and-

            CELTIC TECH JET LIMITED, a corporation incorporated under the laws of Canada ("CTJL")

RECITALS:

A. The Corporation, EdgeStone, Zarlink, PTIC, WCC, Matthews, Mitel Knowledge Corporation and Mitel Systems Corporation entered into a shareholders agreement dated as of April 23, 2004 (the "SHAREHOLDERS AGREEMENT") to record their agreement as to the manner in which the Corporation's affairs would be conducted and to grant to each other certain rights and obligations with respect to their ownership, directly and indirectly, of the shares of the Corporation; subsequently, Mitel Knowledge Corporation dissolved, Mitel Systems Corporation was continued into WCC and CTJL became a party to such shareholders agreement.

B. The Parties have agreed to amend the Shareholders Agreement in accordance with Section 11.9 of the Shareholders Agreement and the terms and conditions of this amending agreement (the "AMENDING Agreement").

THEREFORE, the Parties agree as follows:

1. All capitalized terms which are used and not defined in this Amending Agreement shall have the meaning ascribed thereto in the Shareholders Agreement.

2. Section 6.6(a) of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

      (a) Subject to Section 6.10, if, on or prior to May 1, 2007 (the "2007 PUT DATE"), the Corporation has not completed an Initial Public Offering, Zarlink shall have the right, exercisable for a period of ninety (90) days after the 2007 Put Date (the "ZARLINK PUT PERIOD"), but not the obligation, to send a notice (the "ZARLINK PUT NOTICE") to the Corporation requiring the Corporation to purchase all or any portion of the 10,000,000 Common Shares (subject to appropriate adjustment for share dividends, share splits, capital reorganization, combinations and the like) (the "ZARLINK PURCHASED SECURITIES") held by Zarlink, upon and subject to the terms and conditions set out in this Section 6.6.

3. Section 6.7(a) of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

      (a) Subject to Section 6.10, if, on or prior to the 2007 Put Date, the Corporation has not completed an Initial Public Offering, PTIC shall have the right, exercisable for a period of ninety (90) days after the 2007 Put Date (the "PTIC PUT PERIOD"), but

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            not the obligation, to send a notice (the "PTIC PUT NOTICE") to the
            Corporation requiring the Corporation to purchase all or any portion of the 16,000,000 Series B Shares (subject to appropriate adjustment for share dividends, share splits, capital reorganizations, combinations or the like) held by PTIC, or the Common Shares issued on the conversion thereof (the "PTIC PURCHASED SECURITIES"), upon and subject to the terms and conditions set out in this Section 6.7.

4. The definition of "2006 Put Date" in the section entitled "Definitions" in Appendix I of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

      "2007 PUT DATE" has the meaning set forth in Section 6.6(a);

5. The foregoing is without any prejudice to any rights of the Parties under any agreements with the Corporation except as specifically set forth herein and except as otherwise provided in this Amending Agreement, all terms and conditions of the Shareholders Agreement shall continue in full force and effect.

6. The Parties shall, with reasonable diligence, do all such things and provide all such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Amending Agreement and carry out its provisions.

7. This Amending Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

8. This Amending Agreement shall only be effective once executed by all parties hereto, shall not be binding on any party until executed by all parties hereto and may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

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IN WITNESS OF WHICH the Parties have duly executed this Amending Agreement.

                                   MITEL NETWORKS CORPORATION

                                   By: /s/ STEVE SPOONER
                                       ------------------------------------
                                       Name: Steve Spooner
                                       Title: Chief Financial Officer

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                                   EDGESTONE CAPITAL EQUITY FUND
                                   II-B GP, INC., AS AGENT FOR EDGESTONE
                                   CAPITAL EQUITY FUND II-A, L.P. AND ITS
                                   PARALLEL INVESTORS

                                   By: /s/ GUTHRIE STEWART
                                       -----------------------------------------
                                       Name: Guthrie Stewart
                                       Title: Executive Vice President & Partner

                                   EDGESTONE CAPITAL EQUITY FUND II
                                   NOMINEE, INC., AS NOMINEE FOR EDGESTONE
                                   CAPITAL EQUITY FUND II-A, L.P. AND ITS
                                   PARALLEL INVESTORS

                                   By: /s/ GUTHRIE STEWART
                                       -----------------------------------------
                                       Name: Guthrie Stewart
                                       Title: Executive Vice President & Partner

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                                   ZARLINK SEMICONDUCTOR INC.

                                   By: /s/ DON MCINTYRE
                                       -----------------------------------------
                                       Name: Don McIntyre
                                       Title: Senior Vice President

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                                   POWER TECHNOLOGY INVESTMENT CORPORATION

                                   By: /s/ LESLIE RAENDEN
                                       -----------------------------------------
                                       Name: Leslie Raenden
                                       Title: Executive Vice President, Finance

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                                   WESLEY CLOVER CORPORATION

                                   By: /s/ JOSE MEDEIROS
                                       -----------------------------------------
                                       Name: Jose Medeiros
                                       Title: President

                                   CELTIC TECH JET LIMITED

                                   By: /s/ JOSE MEDEIROS
                                       -----------------------------------------
                                       Name: Jose Medeiros
                                       Title: President

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SIGNED, SEALED AND DELIVERED  )
in the presence of:           )
                              )
                              )
/s/ SIMON J. GIBSON           )         /s/ DR. TERENCE H. MATTHEWS
-------------------------               ----------------------------------------
Witness                       )         Dr. TERENCE H. MATTHEWS
                              )